UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

CAPMARK FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

411 Borel Avenue, Suite 320
San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 572-6600

Not applicable.

 (Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 23, 2008, certain subsidiaries of Capmark Financial Group Inc. (the “Company”) completed the sale of significant interests in 34 large loans in the Company’s European loan portfolio to a third party institutional buyer for a total sale price of approximately $896 million. The Company intends to use the net proceeds from the sale to repay outstanding debt and for general corporate purposes.

The sale price represents a loss of approximately $65 million from the valuation of the interests sold in these 34 loans as of December 31, 2007.

The Company issued a press release announcing this transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit

99.1	Press release dated April 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPMARK FINANCIAL GROUP INC.

Dated: April 23, 2008	By:	/s/ Gregory J. McManus
		Name:	Gregory J. McManus
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit

99.1	Press release dated April 23, 2008.